UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

EMCORE CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	001-36632	22-2746503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2015 W. Chestnut Street Alhambra, California	91803
(Address of principal executive offices)	(Zip Code)

(626) 293-3400

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Securities Purchase Agreement

On February 15, 2023, EMCORE Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with each purchaser identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), an aggregate of 15,454,546 shares of its common stock, no par value (“Common Stock”), for a price of $1.10 per share. The net proceeds to the Company from the Offering will be approximately $15.4 million, after deducting the placement agent commission and other estimated offering expenses payable by the Company. The Offering is expected to close on February 17, 2023, subject to the satisfaction of customary closing conditions. The Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Placement Agency Agreement

On February 15, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to serve as the exclusive placement agent for the issuance and sale of the shares of Common Stock sold in the Offering. The Company has agreed to pay A.G.P. a fee equal to 7.0% of the gross proceeds from the sale of shares of Common Stock offered in the Offering. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse A.G.P. for its documented out of pocket legal fees in an amount not to exceed $75,000, as well as non-accountable expenses equal to $15,000. The Placement Agency Agreement has indemnity and other customary provisions for transactions of this nature. A copy of the Placement Agency Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

The foregoing is only a brief description of the terms of the Purchase Agreement and the Placement Agency Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Purchase Agreement and Placement Agency Agreement that are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-259090), including the related prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2021 and declared effective on May 20, 2021, as supplemented by a prospectus supplement dated February 15, 2023. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On February 15, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

5.1	Opinion of Connell Foley LLP.

10.1*	Form of Securities Purchase Agreement, dated as of February 15, 2023, between the Company and each purchaser named in the signature pages thereto.

23.1	Consent of Connell Foley LLP (included in Exhibit 5.1).

99.1	Placement Agency Agreement, dated as of February 15, 2023, between the Company and A.G.P./Alliance Global Partners.

99.2	Press Release dated February 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Date: February 15, 2023	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
	Title:	Chief Financial Officer